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                                                                    EXHIBIT 10.3

                                 REVOLVING NOTE


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
BORROWER: PetroQuest Energy One, L.L.C.              LENDER: Hibernia National Bank
          (a Louisiana limited liability company)            313 Carondelet St.
          400 East Kaliste Saloom Rd.                        New Orleans, LA  70130
          Suite 3000                                         (TIN No.: 72-0210640)
          Lafayette, LA 70508
          (TIN: 72-1292439)
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                     and

          PetroQuest Energy, Inc.
          (a Louisiana corporation)
          400 East Kaliste Saloom Rd.
          Suite 3000 Lafayette, LA 70508
          (TIN: 98-0115469)


Principal Amount: $50,000,000.00                Date of Note:  December 21, 2000


PROMISE TO PAY. PetroQuest Energy, Inc., a Louisiana corporation, and PetroQuest Energy One, L.L.C., a Louisiana limited liability company (collectively, the "Borrower"), jointly, severally and solidarily, promise to pay to the order of Hibernia National Bank (the "Lender"), in lawful money of the United States of America, the principal sum of Fifty Million and 00/100 Dollars (U.S. $50,000,000.00) or such other or lesser amounts as may be reflected from time to time on the books and records of Lender as evidencing the aggregate unpaid principal balance of loan advances made to Borrower from time to time as provided below, together with interest from the date funds are made available to the Borrower hereunder until paid at the rates specified in the Credit Agreement (as hereinafter defined).

LINE OF CREDIT. This Note is the Revolving Note described in the Credit Agreement, and evidences a revolving line of credit "master note," and contemplates multiple loan advances to be made in accordance with the terms of that certain Credit Agreement among the Borrower, PetroQuest Energy, Inc., a Delaware corporation, and Lender dated of even date herewith, as the same may from time to time be amended, supplemented, modified or restated and in effect (as so amended, the "Credit Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. The following party or parties are authorized as provided in this paragraph to request Advances until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Charles T. Goodson, Alfred J. Thomas, II, and Michael O. Aldridge, or any one of them. EACH REQUEST FOR AN ADVANCE MUST COMPLY WITH THE CONDITIONS IN THE CREDIT AGREEMENT.




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Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited by Lender to Borrower's operating account with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if a Default or Event of Default then exists under the Credit Agreement.

ADVANCES. Reference is made to the Credit Agreement for provisions concerning the applicable procedures for Advances under this Note. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, THE MAXIMUM AGGREGATE AMOUNT OF ALL ADVANCES AT ANY TIME OUTSTANDING IS LIMITED TO THE LESSER OF (a) $50,000,000.00, OR (b) THE BORROWING BASE AMOUNT (AS DEFINED IN THE CREDIT AGREEMENT) THEN IN EFFECT.

PAYMENT. THE PRINCIPAL AND ALL ACCRUED INTEREST ON THIS NOTE SHALL BE DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT. REFERENCE IS MADE TO THE CREDIT AGREEMENT FOR A STATEMENT OF PREPAYMENT, RIGHTS AND OBLIGATIONS OF BORROWER, FOR A STATEMENT OF THE TERMS AND CONDITIONS UNDER WHICH THE DUE DATE OF THIS NOTE MAY BE ACCELERATED AND FOR STATEMENTS REGARDING OTHER MATTERS AFFECTING THIS NOTE (INCLUDING WITHOUT LIMITATION THE OBLIGATIONS OF THE HOLDER HEREOF TO ADVANCE FUNDS HEREUNDER, PRINCIPAL AND INTEREST PAYMENT DUE DATES, AND VOLUNTARY AND MANDATORY PREPAYMENTS. BORROWER WILL PAY LENDER AT LENDER'S MAIN OFFICE IN NEW ORLEANS, LOUISIANA AT 313 CARONDELET STREET, NEW ORLEANS, LOUISIANA 70130, OR AT SUCH OTHER PLACE AS LENDER MAY DESIGNATE IN WRITING. UNLESS OTHERWISE AGREED OR REQUIRED BY APPLICABLE LAW, PAYMENTS WILL BE APPLIED FIRST TO UNPAID COLLECTION COSTS AND LATE CHARGES, THEN TO UNPAID INTEREST, AND ANY REMAINING AMOUNT TO PRINCIPAL.

OTHER FEES AND CHARGES. In addition to the principal, interest and other fees and charges provided for in this Note, Borrower agrees to also pay all other amounts, fees and charges provided for in the Credit Agreement, as the Credit Agreement may be amended or modified from time to time, including, without limitation, all overlines, overadvances, interest on overlines and overadvances, facility charges and expenses provided for in the Credit Agreement.

EVENTS OF DEFAULT. The occurrence of any Event of Default, as such term is defined in the Credit Agreement, shall constitute an event of default under this Note.

LENDER'S RIGHTS UPON AN EVENT OF DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Lender shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at its sole option, to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all



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without further notice, demand or putting in default, unless Lender shall otherwise elect. Lender and Borrower hereby waives the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: (1) If the original principal amount of this Note is $250,000 or less, the fixed default interest rate shall be equal to eighteen (18%) percent per annum, or three (3%) percent per annum in excess of the interest rate under this Note, whichever is greater. (2) If the original principal amount of this Note is more than $250,000, the fixed default interest rate shall be equal to twenty-one (21%) percent per annum, or three (3%) percent per annum in excess of the interest rate under this Note at the time of default, whichever is greater.

ATTORNEYS' FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, each Borrower hereby grants Lender a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, other tax-deferred deposits, account proceeds which are production proceeds or royalty proceeds held by Borrower for the account of others, and account proceeds pledged to Hibernia Energy Investment Corporation). Each Borrower further agrees that Lender may at any time following the occurrence of an Event of Default apply, except as provided above, any funds that each Borrower may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which each Borrower is an account holder against the unpaid balance of this Note, in principal, interest, fees, costs, expenses, and attorneys' fees.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509, et seq.

COLLATERAL. This Note is secured by the Collateral Documents described in the Credit Agreement, and the payment of this Note is guaranteed, in solido, by PetroQuest Energy, Inc., a Delaware corporation.

WAIVERS. Borrower hereby waives presentment for payment, protest, notice of protest and notice of nonpayment. Borrower additionally agrees that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay in exercising any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver



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of any other rights and remedies; it being Borrower's intent and agreement that
Lender's rights and remedies shall be cumulative in nature. Borrower further agrees that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one Event of Default shall not be construed as a waiver or forbearance as to any other Event of Default. Borrower further agrees that any late charges provided for under the Loan Agreement will not be charges for deferral of time for payment and will not and are not intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender under the terms of the Loan Agreement will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each guarantor's obligations and agreements under this Note shall be binding upon Borrower's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER.


                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)




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BORROWER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A
COMPLETED COPY OF THIS NOTE.


                                    BORROWER:

                                    PETROQUEST ENERGY ONE L.L.C.,
                                       a Louisiana limited liability company

                                    By:  PetroQuest Energy, Inc.,
                                         a Louisiana corporation, as sole member

                                    By: /s/ Charles T. Goodson
                                        ----------------------------------------
                                        Name:  Charles T. Goodson
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


                                    PETROQUEST ENERGY, INC.,
                                    a Louisiana corporation

                                    By: /s/ Charles T. Goodson
                                        ----------------------------------------
                                        Name:  Charles T. Goodson
                                        Title: Chairman of the Board and Chief
                                               Executive Officer



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